UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014

ALTEGRIS QIM FUTURES FUND, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	000-53815	27-0473854
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

c/o ALTEGRIS PORTFOLIO MANAGEMENT, INC.
1200 Prospect Street Suite 400
La Jolla, California 92037
(Address of principal executive offices)
Registrant’s telephone number, including area code: (858) 459-7040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities

On March 1, 2014, the Partnership sold limited partnership interests (“Interests”) to new and/or existing limited partners of Registrant in transactions that were not registered under the Securities Act of 1933, as amended (the “Securities Act”).  The aggregate consideration for Interests sold on March 1, 2014 was $220,000 in cash.*  The Interests were issued by the Partnership in reliance upon an exemption from registration under the Securities Act set forth in Section 4(a)(2) of the Securities Act, as transactions not constituting a public offering of securities because the Interests were issued privately without general solicitation or advertising.  In connection with the sales of the Interests described above no upfront selling commissions were paid.

Item 5.05 Amendments to the Registrant’s Code of Ethics

The Partnership has no employees, officers or directors and is managed by Altegris Portfolio Management, Inc. (d/b/a Altegris Funds) (“Altegris Funds”).  Effective February 28, 2014, Altegris Funds has adopted an amended Code of Ethics that applies to all its employees, associated persons, and principal executive officers.  The amendments include: clarification as to the types of accounts covered; providing the method by which access persons may obtain pre-approval of certain transactions; expanding the list of prohibited activities; enumerating sanctions applicable for violations of the code of ethics;  providing the method by which exemptions from the code of ethics may be granted; and specifically enumerating certain record-keeping requirements.  Other than as stated above, the amendments to the Code of Ethics do not relate to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K.  A copy of this Code of Ethics may be obtained at no charge by written request to Altegris Funds, 1200 Prospect Street Suite 400, La Jolla, California 92037.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 5, 2014

ALTEGRIS QIM FUTURES FUND, L.P.

By: ALTEGRIS PORTFOLIO MANAGEMENT, INC. (d/b/a Altegris Funds), its general partner

By:	/s/ Kenneth I. McGuire
	Name:	Kenneth I. McGuire
	Title:	Executive Vice President, Chief Operating Officer

* The amounts provided for aggregate consideration and selling commissions are estimates.  Any material deviation from these amounts will be disclosed by amendment.